Exhibit 5.1

31 May 2019

Matter No.: 363014

Doc Ref: 15534228

+1 441 298 7861

robert.alexander@conyersdill.com

Myovant Sciences Ltd.

Suite 1, 3rd Floor

11-12 St James’s Square

London SW1Y 4LB

United Kingdom

Dear Sirs,

Myovant Sciences Ltd. (the “Company”)

We have acted as special Bermuda legal counsel to the Company in connection with an offering to be made pursuant to the prospectus (the “Prospectus”) comprised of a base prospectus included in a registration statement on Form S-3 (File No. 333-231764) which became effective upon filing with the U.S. Securities and Exchange Commission (the “Commission”) on 24 May 2019 (the “Registration Statement”, which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto), as supplemented by a preliminary prospectus supplement dated 29 May 2019 and a final prospectus supplement dated 30 May 2019 and filed by the Company in accordance with Rule 424(b) promulgated under the Securities Act of 1933 (the “Securities Act”) relating to the registration and sale under the Securities Act of an aggregate of 15,151,516 common shares, par value US$0.000017727 each, together with an additional 2,272,727 common shares, par value US$0.000017727 each, pursuant to an option to purchase additional shares granted to the underwriters by the Company (the “Common Shares”).

For the purposes of giving this opinion, we have examined the Registration Statement, including the Prospectus. We have also reviewed the memorandum of association and the bye-laws of the Company, each certified by the Secretary of the Company on 31 May 2019, an extract certified by the Secretary of the Company of minutes of a meeting of the board of directors of the Company held on 23 May 2019 and an extract certified by the Secretary of the Company of minutes of a meeting of the pricing committee of the board of directors of the Company held on 30 May 2019 (collectively, the “Minutes”), and such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.

We have assumed (a) the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken; (b) that where a document has been examined by us in draft form, it will be or has been executed and/or filed in the form of that draft, and where a number of drafts of a document have been examined by us all changes thereto have been marked or otherwise drawn to our attention; (c) the accuracy and completeness of all factual representations made in the Registration Statement and the Prospectus, and any other documents reviewed by us; (d) that the resolutions contained in the Minutes were passed at one or more duly convened, constituted and quorate meetings or by unanimous written resolutions, remain in full force and effect and have not been, and will not be, rescinded or amended; (e) that there is no provision of the law of any jurisdiction, other than Bermuda, which would have any implication in relation to the opinions expressed herein; and (f) that, upon the issue of any Common Shares, the Company will receive consideration for the issue price thereof which shall be equal to at least the par value thereof.

We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than Bermuda. This opinion is to be governed by and construed in accordance with the laws of Bermuda and is limited to and is given on the basis of, the current law and practice in Bermuda. This opinion is issued solely for your benefit and use in connection with the matter described herein and is not to be relied upon by any other person, firm or entity or in respect of any other matter.

On the basis of and subject to the foregoing, we are of the opinion that:

1.

The Company is duly incorporated and existing under the laws of Bermuda in good standing (meaning solely that it has not failed to make any filing with any Bermuda governmental authority or pay any Bermuda government fee or tax which would make it liable to be struck off the Register of Companies and thereby cease to exist under the laws of Bermuda).

2.

When issued and paid for in accordance with the Registration Statement, the Common Shares to be sold by the Company will be validly issued, fully paid and non-assessable (which term means when used herein that no further sums are required to be paid by the holders thereof in connection with the issue of such Common Shares).

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the prospectus forming part of the Registration Statement. In giving this consent, we do not admit that we are experts within the meaning of section 11 of the Securities Act or that we are in the category of persons whose consent is required under section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Yours faithfully,

/s/ Conyers Dill & Pearman Limited

Conyers Dill & Pearman Limited

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